EXHIBIT 21.00

SUBSIDIARIES OF PANDA GLOBAL ENERGY CO.

                                                 Jurisdiction of
Name of Entity:                                   Organization:

Pan-Sino Energy Development Company, L.L.C.       Cayman Islands
Pan-Western Energy, L.L.C.                        Cayman Islands
Tangshan Panda Heat & Power Company, Ltd.         People's Republic
                                                  of China
Tangshan Pan-Western Heat & Power Company, Ltd.   People's Republic
                                                  of China
Tangshan Cayman Heat & Power Company, Ltd.        People's Republic
                                                  of China
Tangshan Pan-Sino Heat Company, Ltd.              People's Republic
                                                  of China


SUBSIDIARIES OF PANDA GLOBAL HOLDING, INC.

                                          Jurisdiction of
Name of Entity:                            Organization:

Panda Energy Corporation                     Texas
Lakeland Water Company                       Delaware
Panda-Kathleen Corporation                   Delaware
Panda/Live Oak Corporation                   Delaware
Panda-Kathleen, L.P.                         Delaware
Panda Interfunding Corporation               Delaware
Panda Interholding Corporation               Delaware
Panda Funding Corporation                    Delaware
Panda Cayman Interfunding Corporation        Cayman Islands
Panda-Rosemary Corporation                   Delaware
PRC II Corporation                           Delaware
Panda-Rosemary, L.P.                         Delaware
Panda-Rosemary Funding Co.                   Delaware
Panda-Brandywine Corporation                 Delaware
Panda Energy Corp.                           Delaware
Brandywine Water Company                     Delaware
Panda-Brandywine, L.P.                       Delaware